                                                                  Exhibit 99.2
                                                                  ------------


                     [letterhead of CTA Public Relations]



CONTACT:                Mr. Michel P. Salbaing
                        Senior Vice President and Chief Financial Officer MAIL-WELL, INC.
                        (303) 790-8023

                        Greg Powell, Senior Vice President
                        Bevo Beaven, Vice President
                        CTA PUBLIC RELATIONS
                        (303) 665-4200

For Immediate Release, April 19, 2002


                MAIL-WELL ANNOUNCES FIRST QUARTER 2002 RESULTS

ENGLEWOOD, COLO. (APRIL 19, 2002) -- Mail-Well, Inc., (NYSE: MWL) announced today the results for the quarter ended March 31, 2002. Pro forma results for continuing operations before restructuring and other charges were $0.03 per share on sales of $392 million during the first quarter compared to $0.09 per share on sales of $433 million for the same period the previous year. The corresponding results for the "New" Mail-Well, which exclude the results of assets held for sale, were $0.02 per share on $365 million of sales for the first quarter compared to $0.06 per share on $411 million of sales for the same period last year. Including restructuring and other charges, continuing operations lost $8.3 million in the quarter, or $0.17 per share.

As part of Mail-Well's previously announced consolidation of certain Envelope plants and other restructuring programs, a charge of $13.6 million before taxes was taken during the quarter. Also during the quarter, a review of the expected net proceeds from dispositions, which are still in the $300 million range (including the proceeds from Curtis 1000), required the recognition of an additional charge which brought the loss from discontinued operations to $8.5 million for the quarter. During the quarter, Mail-Well completed a very successful issuance of $350 million of senior notes due 2012 with a 9 5/8% coupon. Part of the proceeds were used to pay down existing bank debt, which required the write off of deferred financing fees which gave rise to an extraordinary loss of $4.8 million net of taxes. As a result, the Company lost $21.6 million during the quarter or $0.45 per share.

Paul Reilly, Chairman, President and CEO, stated, "We have yet to see a turnaround in our markets. As a matter of fact, they were down in the first quarter 2002 compared to the fourth quarter of 2001. Within an environment of very soft sales, our cost cutting measures and our strategic initiatives are continuing to be effective. However, sales will need to improve from the

                                   - more -
first quarter levels for us to achieve our total year forecasts of $145 million of EBITDA. At current running rates, our full year forecast EBITDA would be approximatively $130 million for "New" Mail-Well."

Reilly continued, "during the quarter, we announced the closing of the sale of Curtis 1000. The process for the sale of the Label and Printed Office Products segments and other non-core assets is proceeding, and we expect to complete further sales during the second quarter. In the first quarter, our Label and Printed Office Products businesses have continued to operate well and generate results in accordance with expectations."

Mail-Well will hold a conference call today, Friday, April 19th at 11:00a.m. Eastern Time (10:00a.m. Central, 9:00a.m. Mountain, 8:00a.m. Pacific) Time. To participate in the Mail-Well conference call, please dial in to 800-967-7140 or 719-457-2629 and provide confirmation code #673619. Please call 5-7 minutes before the call is to begin. The conference call will also be available via webcast. To listen to the webcast, go to www.mail-well.com or
                                         -----------------
www.streetevents.com or www.companyboardroom.com.
--------------------    ------------------------

If you are unable to join the Mail-Well conference call, you may access a replay of the call starting Friday, April 19, 2002 at noon Mountain Time until 11:00pm Mountain Time, Friday, April 26, 2002. To access the replay, please dial 888-203-1112 or 719-457-0820 and reference the confirmation code #673619.

Mail-Well (NYSE: MWL), until 2001, had specialized in four growing multibillion-dollar market segments in the highly fragmented printing industry: commercial printing, envelopes, labels and printed office products. Mail-Well currently has approximately 13,000 employees, more than 140 printing facilities and numerous sales offices throughout North America and the United Kingdom. The previously announced strategic plan will result in the company concentrating on its Envelope and Commercial Print segments where it holds leading positions. These segments achieved sales of $1.6 billion in 2001. The other segments will be exited. The company is headquartered in Englewood, Colorado.

This press release may make forward-looking statements, which are subject to various uncertainties and risks that could affect their outcome. Factors, which could cause or contribute to differences include, but are not limited to, the ability to execute strategic initiatives including the timely sale of certain assets at favorable prices, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Qs and other SEC filings for a more detailed discussion of the risks. This press release does not constitute an offer to sell or solicitation of an offer to buy Mail-Well securities.

    NOTE: News Releases and other information on Mail-Well can be accessed at www.mail-well.com
                                -----------------


                                     # # #

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
                                          MAIL-WELL, INC.
                                    CONSOLIDATED BALANCE SHEETS
                                           (IN MILLIONS)

                                                              MARCH 31, 2002     DECEMBER 31, 2001
                                                            ------------------   ------------------
Cash                                                        $           121.3    $             0.8
Trade receivables, net                                                  203.3                207.8
Inventories, net                                                        103.5                104.5
Net assets of discontinued operations                                   219.2                246.4
Net assets held for sale                                                 61.0                 54.1
Other current assets                                                     57.2                 67.0
                                                            ---------------------------------------
  Total current assets                                                  765.5                680.6
                                                            ---------------------------------------

Property, plant & equipment, net                                        361.6                375.4
Goodwill & other intangibles, net                                       348.0                347.1
Other assets, net                                                        51.3                 46.0
                                                            ---------------------------------------
  Total                                                     $         1,526.4    $         1,449.1
                                                            =======================================

Current portion of long-term debt                                       310.4                302.8
Other current liabilities                                               241.0                244.0
                                                            ---------------------------------------
Current liabilities                                                     551.4                546.8
                                                            ---------------------------------------

Long-term debt                                                          658.9                550.2
Deferred income taxes                                                    78.5                 93.6
Other long-term liabilities                                              18.5                 16.6

Shareholders' equity                                                    219.1                241.9
                                                            ---------------------------------------
  Total                                                     $         1,526.4    $         1,449.1
                                                            =======================================


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

                                               MAIL-WELL, INC.
                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                      THREE-MONTHS ENDED MARCH 31, 2002
                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                          THREE-MONTHS ENDED MARCH 31,
                                                                    ----------------------------------------
                                                                          2002                    2001
                                                                          ----                    ----
Net sales                                                           $         391.7         $         433.0

Gross profit                                                                   74.0                    87.8
    Selling, administrative and other                                          58.7                    62.8
    Amortization                                                                0.5                     3.3
    Restructuring and other charges                                            13.6                     -
                                                                    ----------------        ----------------
Operating income                                                                1.2                    21.7
    Interest and other expense                                                 12.3                    15.3
                                                                    ----------------        ----------------
Income (loss) from continuing operations before income taxes                  (11.1)                    6.4
    Income taxes (benefit)                                                     (2.8)                    2.3
                                                                    ----------------        ----------------
Income (loss) from continuing operations                                       (8.3)                    4.1
Loss from discontinued operations, net of tax                                  (8.5)                   (0.5)
                                                                    ----------------        ----------------
Income (loss) before extraordinary item                                       (16.8)                    3.6
    Extraordinary item                                                         (4.8)                    -
                                                                    ----------------        ----------------
Net income (loss)                                                   $         (21.6)        $           3.6
                                                                    ================        ================

ADDITIONAL INFORMATION:

EBITDA (pro forma before restructure charge)                        $          25.4         $          35.8

Weighted average shares - basic                                                47.7                    47.5

Earnings (loss) per basic share from continuing operations          $         (0.17)        $          0.09
Earnings (loss) per basic share from discontinued operations                  (0.18)                  (0.01)
Earnings (loss) per basic share from extraordinary item                       (0.10)                    -
                                                                    ----------------        ----------------
    Earnings (loss) per share - basic                               $         (0.45)        $          0.08
                                                                    ================        ================

Weighted average shares - diluted                                              47.7                    47.8

Earnings (loss) per diluted share from continuing operations        $         (0.17)        $          0.09
Earnings (loss) per basic share from discontinued operations                  (0.18)                  (0.01)
Earnings (loss) per diluted share from extraordinary item                     (0.10)                    -
                                                                    ----------------        ----------------
    Earnings (loss) per share - diluted                             $         (0.45)        $          0.08
                                                                    ================        ================


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
                                    MAIL-WELL, INC.
                                  SEGMENT INFORMATION
                           THREE-MONTHS ENDED MARCH 31, 2002
                                     (IN MILLIONS)

                                                     THREE-MONTHS ENDED MARCH 31,
                                               ----------------------------------------
                                                     2002                    2001
Net sales
  Commercial Printing                          $         190.7         $         211.4
  Envelope                                               201.0                   221.6
                                               ----------------        ----------------
    Total net sales                            $         391.7         $         433.0
                                               ================        ================

Operating income
  Commercial Printing                          $          (2.5)        $           6.2
  Envelope                                                19.8                    23.1
                                               ----------------        ----------------
    Total from operating segments                         17.3                    29.3

  Corporate services and other expenses                   (2.0)                   (4.3)
  Restructuring and other charges                        (13.6)                    -
  Amortization                                            (0.5)                   (3.3)
                                               ----------------        ----------------
Total operating income                         $           1.2         $          21.7
                                               ================        ================



                                    MAIL-WELL, INC.
                     PRO FORMA "NEW MAIL-WELL" SEGMENT INFORMATION
                           THREE-MONTHS ENDED MARCH 31, 2002
                                     (IN MILLIONS)

                                                    THREE-MONTHS ENDED MARCH 31,
                                              ----------------------------------------
                                                    2002                    2001
Net sales
   Commercial Printing                        $         184.6         $         203.6
   Envelope                                             185.1                   209.0
   Eliminations                                          (4.9)                   (1.7)
                                              ----------------        ----------------
      Total net sales                         $         364.8         $         410.9
                                              ================        ================

Operating income
   Commercial Printing                        $          (2.5)        $           5.6
   Envelope                                              18.3                    21.0
   Corporate services and amortization                   (3.2)                   (7.4)
                                              ----------------        ----------------
      Total operating income                  $          12.6         $          19.2
                                              ================        ================

EBITDA
   Commercial Printing                        $           4.0         $          12.1
   Envelope                                              23.2                    26.1
   Corporate                                             (4.1)                   (6.0)
                                              ----------------        ----------------
      Total EBITDA                            $          23.1         $          32.2
                                              ================        ================


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
                                                         MAIL-WELL, INC.
                                  RECONCILIATION OF ACTUAL RESULTS WITH "NEW MAIL-WELL" RESULTS
                                            FOR THE THREE-MONTHS ENDED MARCH 31, 2002
                                              (MILLIONS, EXCEPT PER SHARE AMOUNTS)
SUPPLEMENTAL SCHEDULE I


                                                                                                                  THREE-MONTHS
                                                                                                                 ENDED MARCH 31,
                                                          THREE-MONTHS ENDED MARCH 31, 2002                           2001
                                      ------------------------------------------------------------------------   --------------
                                                                            PRO-FORMA
                                                                          RESULTS FROM
                                        ACTUAL                             CONTINUING               "NEW MAIL-     "NEW MAIL-
                                       RESULTS        (a)         (b)      OPERATIONS      (c)         WELL"          WELL"
                                      ---------    --------    --------   ------------   --------   ----------   ---------------
Net sales                             $   391.7    $    -      $    -     $      391.7   $   26.9   $    364.8   $         410.9
Operating expenses                        390.5       (13.6)        -            376.9       24.7        352.2             391.7
                                      ---------    --------    --------   ------------   --------   ----------   ---------------
Operating income                            1.2        13.6         -             14.8        2.2         12.6              19.2
Interest and other                         12.3         -           -             12.3        1.0         11.3              13.7
Income taxes (benefit)                     (2.8)        3.8         -              1.0        0.5          0.5               2.5
                                      ---------    --------    --------   ------------   --------   ----------   ---------------
  Income from continuing operations        (8.3)        9.8         -              1.5        0.7          0.8               3.0
Loss from discontinued operations          (8.5)        -           8.5            -          -            -                 -
Extraordinary item                         (4.8)        -           4.8            -          -            -                 -
                                      ---------    --------    --------   ------------   --------   ----------   ---------------
Net income                            $   (21.6)   $    9.8    $   13.3   $        1.5   $    0.7   $      0.8   $           3.0
                                      =========    ========    ========   ============   ========   ==========   ===============

Earnings per share (loss) - basic     $   (0.45)                          $       0.03              $     0.02   $          0.06
                                      =========                           ============              ==========   ===============

EBITDA (PRO FORMA BEFORE RESTRUCTURE AND OTHER CHARGES):
--------------------------------------------------------
  Continuing operations               $    25.4                                                                  $          35.8
  Less:  Assets held for sale               2.3                                                                              3.6
                                      ---------                                                                  ---------------
   Total "New Mail-Well"              $    23.1                                                                  $          32.2
                                      =========                                                                  ===============

(a)  Restructuring and other charges
(b)  Loss on disposal and extraordinary item, net of tax benefit
(c)  Operating results for assets held for sale

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
SUPPLEMENTAL SCHEDULE II


                                    MAIL-WELL, INC.
                     SCHEDULE OF CASH GENERATED BY "NEW" MAIL-WELL
                       FOR THE THREE-MONTHS ENDED MARCH 31, 2002
                                     (IN MILLIONS)

                                                                           YEAR-TO-DATE
                                                                           ------------
                 EBITDA                                                    $      23.1
                 Interest and other bank charges                                  (8.1)
                 Tax payments                                                     (3.8)
                 Capital expenditures, net                                        (9.0)
                                                                           ------------
                                                                                   2.2
                 Change in working capital, excluding cash                        (3.0)
                                                                           ------------

                 Free Cash flow                                            $      (0.8)
                                                                           ============


                 Note: Year-to-date EBITDA and free cash flow excludes the impact of restructuring


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
                                                      ENVELOPE STRATEGIC UPDATE
              EMERGING RESULTS DEMONSTRATE THAT THE STRATEGIC INITIATIVES ARE ON TRACK TO MEET AND EXCEED EXPECTATIONS
------------------------------------------------------------------------------------------------------------------------------------
     STRATEGIC          OPPORTUNITY
    INITIATIVES          (EBITDA)                 ACTIONS COMPLETE TO DATE                            EMERGING RESULTS

------------------------------------------------------------------------------------------------------------------------------------
                                          o 7 of the original 9 plants identified          o On track to exceed previously
                                            closed - Omaha, Allentown, IEC Santa             announced $12MM in EBITDA by 12/31/02
                                            Fe Springs, Murray, Portland,                  o Achieved savings expected to exceed
CONSOLIDATION              $20MM            Chicago(Elston), Phoenix(Wisco)                  $20MM in 2002
                                          o One additional facility identified for         o 55% of annualized savings run rate is
                                            closure - Omemee(CA)                             being realized to date
                                          o Monthly monitoring and tracking system         o 50% of consolidating plants are
                                            in place                                         exceeding their savings goals

------------------------------------------------------------------------------------------------------------------------------------
                                          o Regional organization charts                   o Boston and Nashville consolidation at
                                            redesigned and redundant positions               least 35% complete; Omemee scheduled
REGIONALIZATION                             eliminated                                       to finish by end of Q2
                                          o Regional shared services transition
                                            underway

------------------------------------------------------------------------------------------------------------------------------------
                                          o New cost system live in 4 plants; next         o Progressing against plan to deliver
                                            4 plants to go live by the end of May            previously announced EBITDA run rate
                                          o New pricing tools and procedures in              improvement of $6.6MM
                                            place in 4 plants                              o New cost standards and allocation
PRICING                                   o Sales force compensation system                  methodology has created greater
                                            revised to incorporate changes in new            consistency across plants
                                            costing system                                 o Development of production standards
                                          o New system to be in place across all             has improved predictability of actual
                                            plants by beginning of Q3                        job costs

------------------------------------------------------------------------------------------------------------------------------------
                                          o Wave I Best practices documented and           o Wave I initiatives on track to deliver
                                            distributed; change teams operating in           $4MM benefits in 2002; $6MM annualized
                                            all plants                                     o Full contribution from Wave I is
                                            * Waste reduction                                expected by Q3'02
BEST PRACTICES              $8MM            * Parts, repairs & maintenance (PRM)           o Current initiatives are standardizing
                                          o Tracking software for PRM acquired,              business practices across plants
                                            local inventories done                         o Savings identified from Wave II
                                          o Wave I Quick hits nearing full capture           initiatives will drive total Best
                                          o Wave II focus identified - machine               Practice savings above the $8MM
                                            productivity and labor management                threshold

------------------------------------------------------------------------------------------------------------------------------------

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
                                                   PRINT GROUP - STRATEGIC UPDATE

------------------------------------------------------------------------------------------------------------------------------------
   EDGE INITIATIVES                 ACTIONS TAKEN AT PLANTS                                     EMERGING RESULTS

------------------------------------------------------------------------------------------------------------------------------------
                       o Developed and rolled out operating best practices      o Already achieved 90% of Operations $13MM EBITDA
                         in scheduling, pre-press, press and bindery              run-rate targeted for Sep '02 through plant
                                                                                  efficiency gains
    INSTITUTE BEST                                                              o Print-wide chargeability has increased from
  PRACTICE TRANSFER                                                               baseline of 74% (Jul '01) to 82% (Feb '02)
  IN OPERATIONS AND    -------------------------------------------------------------------------------------------------------------
   CUSTOMER SERVICE    o Rolled out Customer Service Team (CST) to better       o About 40% of plants complete
        TEAMS            service customers, enhance MWL's value                 o Internal surveys at pilot plants indicate
                         proposition and support the salesforce                   ~50-60% of salesforce have more time to focus
                                                                                  on customer calls and relationship building;
                                                                                  customer surveys are pending
------------------------------------------------------------------------------------------------------------------------------------
                       o Installed and trained estimators in updated cost       o Beat Feb '02 target EBITDA run-rate of $1.1MM by
                         and estimating standards, reflecting production          about 10%
                         reality                                                o Significant improvements in collections of
   INSTALL PRICING     o Implemented processes to ensure collection on            changes in specifications and extras through
    DISCIPLINE AND       changes in specifications, and extras                    more structured billing processes
       INCREASE        o Trained Sales Managers in new pricing and              o ... have compensated for market-wide margin
    PROFITABILITY        authorization guidelines which will better               compression
                         leverage knowledge of actual costs and market          o $4MM expected gain in 2002
                         dynamics, and free manager time for sales
                         activities
------------------------------------------------------------------------------------------------------------------------------------
                       o Realigned go-to-market (GTM) focus on target           o About 70% of plants completed; Program
                         customers                                                completion projected for June 2002
                       o Trained salesforce in structured account               o Top-line financial benefits diminished by market
                         acquisition, retention and planning process              downturn
   ALIGN TO TARGET       which prioritizes by customer profitability and
       CUSTOMER          potential
       SEGMENTS        -------------------------------------------------------------------------------------------------------------
                       o Supplemented by company-wide "Operation Market         o Cross-selling program launched
                         Share" which aims to protect our customer base         o Coordinated sales effort at the regional level
                         and accelerate new customer acquisition
------------------------------------------------------------------------------------------------------------------------------------

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
                                  GUIDANCE FOR FULL YEAR 2002 EBITDA
                                        (Dollars in Millions)

Bottom Range EBITDA Calculation:
--------------------------------

EBITDA from Q1 2002 Results                                                               $       23
Loss in EBITDA from underperforming plants                                                         5
Extra EBITDA for annual report season                                                             (3)
                                                                                          -----------

Reference level for Q1 2002                                                                       25

Annualized Q1 2002 reference level EBITDA                                                        100

Extra EBITDA for the car brochure season                                                           5

Extra EBITDA for the strategic initiative gains                                                   25

                                                                                          -----------
Bottom range EBITDA guidance for 2002                                                     $      130
                                                                                          ===========

Top Range EBITDA Calculation:
-----------------------------

Top range                                                                                 $      145
Bottom range                                                                                     130
                                                                                          -----------
  Gap in EBITDA                                                                           $       15


Sales for the remainder of the year, using 1st quarter seasonally adjusted rate:          $    1,000


Based on margins of 20%, additional $15M EBITDA requires sales of                         $       75
Percentage increase per quarter above Q1 levels to obtain $75M of sales                            7%

CONCLUSION - MAIL-WELL WILL ACHIEVE $145M EBITDA IN 2002, IF SALES
LEVELS INCREASE 5% - 7% ABOVE Q1 LEVELS IN Q2, Q3 AND Q4 OF 2002.


                                     GUIDANCE FOR Q2 2002 EBITDA

EBITDA from Q1 2002 Results                                                               $       23
Loss in EBITDA from underperforming plants                                                         5
Extra EBITDA for annual report season                                                             (3)
                                                                                          -----------

Reference level for Q1 2002                                                                       25

Extra strategic initiatives achieved in Q2                                                         3

                                                                                          -----------
Total                                                                                     $       28
                                                                                          ===========

EXPECTED EBITDA RANGE FOR Q2 2002 IS $26M TO $30M